UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2023

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

430 E. 29th Street, 14th Floor
New York, New York, 10016
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (212) 546-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)          Effective July 3, 2023, Dr. Rupert Vessey, Executive Vice President, Research and Early Development, has decided to leave Bristol-Myers Squibb Company (the “Company”).

(e)          In connection with his departure, Dr. Vessey will be entitled to (i) severance benefits in accordance with the Company’s Senior Executive Severance Plan, and (ii) (A) pro-rated vesting of Market Share Units (MSUs) and Performance Share Units (PSUs) and (B) full vesting of his 2019 Restricted Stock Units Inducement Award, in each case, in accordance with the Company’s equity award agreements under the Company’s 2012 and 2021 Stock Award and Incentive Plans. In addition, Dr. Vessey will receive a pro-rated annual incentive payout for 2023 in the amount of $550,855.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is included as part of this Current Report on Form 8-K:

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: January 31, 2023	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary